SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 3, 2000

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                        FINANCIAL PERFORMANCE CORPORATION
             (Exact name of registrant as specified in its charter)



            New York                      0-16530                13-3236325
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)



           335 Madison Avenue
              New York, NY                                         10017
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (212) 557-0401


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Item 2.           Acquisition or Disposition of Assets.

         On March 3, 2000, pursuant to an Agreement and Plan of Merger dated as of February 23, 2000 among Financial Performance Corporation (the "Company"), FPC Acquisition Corp., iMapData.com, Inc. ("iMapData.com"), William Lilley and Laurence De Franco, FPC Acquisition Corp. was merged into iMapData.com in exchange for 1,000,000 shares of the Company's common stock. As a result of the merger, iMapData.com has become a wholly owned subsidiary of the Company.

         iMapData.com will continue to operate under its current management. In addition, Mr. Lilley has been elected to the board of directors of the Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Performance Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 17, 2000                    FINANCIAL PERFORMANCE CORPORATION


                                           By: /s/ Jeffrey S. Silverman
                                              ---------------------------------
                                              Name:  Jeffrey S. Silverman
                                              Title: Chairman and Chief
                                                     Executive Officer


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